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                         PROVIDENT INSTITUTIONAL FUNDS
                                 (the "Trust")

                           AMENDED DISTRIBUTION PLAN
                           -------------------------


                  This Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by the Trust, with respect to the Plus Shares (the "Shares") of TempFund, T-Fund, MuniFund, California Money Fund and New York Money Fund (each a "Series") of the Trust as amended from time to time, subject to the terms and conditions set forth herein.

                  Section 1.  Distribution Fees
                              -----------------

                    (a) Pursuant to the Plan, the Trust may pay to the Distributor of its shares, Provident Distributors, Inc., or any entity that may in the future act as a distributor for its shares (collectively, the "Distributor"), with respect to and at the expense of the Shares of a Series, a fee for distribution and sales support services, as applicable, and as more fully described in Section 1(b) hereof (the "Distribution Fee"), such fee in the aggregate to be at the annual rate of .25% of the Plus Shares of TempFund, T-Fund and MuniFund, and in the aggregate to be at the annual rate of up to .40% of the Plus Shares of California Money Fund and New York Money Fund.

                    (b) Payments of the Distribution Fee under the Plan shall be used primarily to compensate the Distributor for distribution services and sales support services provided in connection with the offering and sale of the Shares of a Series, and to reimburse the Distributor for related expenses incurred, including payments by the Distributor to compensate or reimburse brokers, dealers, other financial institutions or other industry professionals (collectively, "Selling Agents"), for sales support services provided and related expenses incurred by such Selling Agents. The services and expenses described in this Section l(b) may include, but are not limited to, the following: (i) the development, formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, magazine, newspaper, electronic and other mass media advertising; (ii) the preparation, printing and distribution of prospectuses and reports (other than prospectuses or reports used for regulatory purposes or for distribution to existing shareholders); (iii) the preparation, printing and distribution of sales literature; (iv) expenditures for sales or distribution support services such as for telephone facilities and in-house telemarketing; (v) preparation of information, analyses and opinions with respect to marketing and promotional activities; (vi) commissions, incentive compensation or other compensation to, and expenses of, account executives or other employees of the Distributor or Selling Agents, attributable to distribution or sales support activities, as applicable, including interest expenses and other costs associated with financing of such commissions, compensation and expenses; (vii) travel, equipment, printing, delivery and mailing costs, overhead and other office expenses of the Distributor or Selling Agents, attributable to
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distribution or sales support activities, as applicable; (viii) the costs of administering the Plan; (ix) expenses of organizing and conducting sales seminars; and (x) any other costs and expenses relating to distribution or sales support activities.

                    (c) Payments of the Distribution Fee on behalf of a Series must be in consideration of services rendered for or on behalf of a Series. However, joint distribution or sales support financing with respect to the Shares of a Series (which financing may also involve other investment portfolios or companies that are affiliated persons of such a person, or affiliated persons of the Distributor) shall be permitted in accordance with applicable law. Payments of the Distribution Fee under Section 1 of the Plan may be made without regard to expenses actually incurred.

                    (d) It is acknowledged that the Distributor and other parties that receive fees from the Trust may each make payments without limitation as to amount relating to distribution or sales support activities, as applicable, in connection with the Shares of a Series out of its past profits or any additional sources other than the Distribution Fee which are available to it.

                  Section 2.  Calculation and Payment of Fees
                              -------------------------------

                  The amount of the Distribution Fee payable with respect to the Shares of a Series shall be calculated daily and paid monthly, at the applicable annual rates of .25% of TempFund, T-Fund and MuniFund, and up to .40% for California Money Fund and New York Money Fund. The Distribution Fee shall be calculated and paid separately for the Shares of each Series.

                  Section 3.  Approval of Plan
                              ----------------

                  The Plan will become effective immediately upon its approval by (a) a majority of the Board of Trustees, including a majority of the trustees who are not "interested persons" (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan, and (b) a majority of the outstanding Shares of a Series.

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                  Section 4.  Continuance of the Plan
                              -----------------------

                  The Plan will continue in effect for so long as its continuance is specifically approved at least annually by the Trust's Board of Trustees in the manner described in Section 3 above.

                  Section 5.  Additional Classes and Funds
                              ----------------------------

                  The Plan shall become effective with respect to classes of shares of other Series of the Trust upon obtaining the requisite approvals with respect to such classes of a Series in accordance with Section 3 above.

                  Section 6.  Termination
                              -----------

                  The Plan may be terminated at any time without penalty at any time by (a) a vote of a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, or (b) a vote of a majority of the outstanding Shares of a Series.

                  Section 7.  Amendments
                              ----------

                  The Plan may not be amended so as to increase materially the amount of the Distribution Fee described in Section 1 above unless the amendment is approved by a vote of at least a majority of the outstanding Shares of a Series and otherwise complies with Rule 18f-3(e)(2) under the Act or any successor provision as in effect at the time of such amendment. In addition, no material amendment to the Plan may be made unless approved by the Trust's Board of Trustees in the manner described in Section 3 above.

                  Section 8.  Selection of Certain Trustees
                              -----------------------------

                  While the Plan is in effect, the selection and nomination of the Trust's Trustees who are not "interested persons" of the Trust (as defined in the Act) will be committed to the discretion of the Trustees then in office who are not "interested persons" (as so defined) of the Trust.

                  Section 9.  Written Reports
                              ---------------

                  While the Plan is in effect, the Trust's Board of Trustees shall receive, and the Trustees shall review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

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                  Section 10. Preservation of Materials
                              -------------------------

                  The Trust will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

                  Section 11. Limitation of Liability
                              -----------------------

                  The names "Provident Institutional Funds" and "Trustees of Provident Institutional Funds" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated October 21, 1998, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The obligations of "Provident Institutional Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property allocated to such shares for the enforcement of any claims against the Trust.

                  Section 12. Miscellaneous
                              -------------

                  The captions in the Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

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

                            DISTRIBUTION AGREEMENT



Gentlemen:

                  We wish to enter into this Distribution Agreement ("Agreement") with you concerning the provision of distribution services (and, to the extent provided below, support services) to your Customers ("Customers") who may from time to time beneficially own Plus Shares ("Shares") of TempFund, T-Fund, MuniFund, California Money Fund and/or New York Money Fund offered by Provident Institutional Funds (the "Trust"), of which we are or will be the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and the exclusive agent for the continuous distribution of said Shares.

                  The terms and conditions of this Agreement are as follows:

                  Section 1. You agree to provide1: (a) reasonable assistance in connection with the distribution of Shares to Customers as requested from time to time by us, which assistance may include forwarding sales literature and advertising provided by us for Customers; and (b) the following support services to Customer who may from time to time acquire and beneficially own Shares: (i) establishing and maintaining accounts and records relating to Customers that invest in Shares; (ii) processing dividend and distribution payments from a Series on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Shares; (iv) arranging for bank wires; (v) responding to Customer inquiries relating to the services performed by you; (vi) responding to routine inquiries from Customers concerning their investments in Shares; (vii) providing subaccounting with respect to Shares beneficially owned by Customers or the information to the Trust necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from a Series (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (ix) assisting in processing purchase, exchange and redemption requests from Customers and in placing such orders with our service contractors; (x) assisting Customers in changing dividend options, account designations and addresses; (xi) providing Customers with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

-------------------
1 Services may be modified or omitted in the particular case and items relettered or renumbered.
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                  Section 2.   You will provide such office space and equipment,
telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Customers.

                  Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or the Shares except those contained in a Series's applicable prospectuses and statements of additional information for the Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

                  Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us or a Series in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless and a Series harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares (or orders relating to the same) by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

                  Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of .___ of 1% of the average daily net asset value of the Shares beneficially owned by your Customers for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Customers' Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Customers' Shares will be computed in the manner specified in the Trust's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the particular Shares involved for purposes of purchases and redemptions. By your acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder on any day with respect to the Customers' Shares in any Series that declares its net investment income as a dividend to shareholders on a daily basis do not exceed the income to be accrued by the Series to such Shares on that day. The fee rate stated above may be prospectively increased or

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decreased by us, in our sole discretion, at any time upon notice to you.
Further, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares for the account of any Customer or Customers.

                  Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to us and the Trust, and the Trust's trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

                  Section 7. We may enter into other similar Agreements with any other person or persons without your consent.

                  Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that the compensation payable to you hereunder, together with any other compensation you receive from Customers for services contemplated by this Agreement, will be disclosed by you to your Customers, will be authorized by your Customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with Customers. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

                  Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue for a period of one year, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Trust in the manner described in Section 12. This Agreement is terminable with respect to Shares, without penalty, at any time by the Trust (which termination may be by a vote of a majority of the Disinterested Trustees as defined in
Section 12 or by vote of the holders of a majority of the outstanding Shares of such Class) or by us or you upon notice to the other party hereto. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act).

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                  Section 10.   All notices and other communications to either
you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

                  Section 11. This Agreement will be construed in accordance with the laws of the State of Delaware.

                  Section 12. This Agreement has been approved by vote of a majority of (i) the Trust's Board of Trustees and (ii) those Trustees of the Trust who are not "interested persons" (as defined in the Act) of the Trust and have no direct or indirect financial interest in the operation of the Distribution Plan adopted by the Trust regarding the provision of distribution and support services in connection with the Shares or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Trustees").

                  If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address:
______________________________________________________________________________
___________.

                               Very truly yours,

                               PROVIDENT DISTRIBUTORS, INC.


Date: ____________________    By:________________________________
                                    (Authorized Officer)


                              Accepted and Agreed to:
                              [Service Organization]


Date: ____________________    By:________________________________
                                    (Authorized Officer)


Address of Service Organization:

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